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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 23, 2006
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
On June 23, 2006, the Board of Directors of G&K Services, Inc. (the “Company”) approved changes to the following Company benefit plans:
•	G&K Services 401(k) Savings Incentive Plan

•	G&K Services, Inc. Executive Deferred Compensation Plan (DEFCO)

•	G&K Services, Inc. Supplemental Executive Retirement Plan (SERP)

•	G&K Services, Inc. Pension Plan
The Company’s board “froze” benefit accruals under each of the pension plan and the SERP effective December 31, 2006. All benefits earned by defined benefit plan participants through this date will be available upon retirement, subject to applicable plan provisions. Future growth in benefits will not occur after this date.
With respect to the 401(k) plan and the DEFCO, the Company has improved each plan by offering new Company retirement contributions, an increase in Company matching contributions and greater flexibility for employee contributions. The Company will also offer additional transition contributions for employees closer to retirement age and longer service employees.
The Company believes that the changes to the foregoing plans will further support the needs of the Company’s employees, and enhance the Company’s overall competitive position by providing more stable and predictable retirement plan expenses. The Company’s press release announcing the foregoing changes is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1	Press release (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006	By	/s/ David F. Fisher
David F. Fisher
	Its	Vice President, General Counsel and Corporate Secretary